                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              Giga-tronics, Inc.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11.

    1) Title of each class of securities to which transaction applies.

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                               {GIGA-TRONICS LOGO]
                            Giga-tronics Incorporated
                             4650 Norris Canyon Road
                           San Ramon, California 94583
                                 (925) 328-4650







                                                                  July 14, 2000

To Our Shareholders:

        I cordially invite you to attend the annual meeting of Giga-tronics Incorporated shareholders to be held at 9:30 a.m. on Wednesday, August 30, 2000, at the Giga-tronics executive offices, 4650 Norris Canyon Road, San Ramon, California.

        At the meeting, you will be asked to elect four directors, approve a new stock option plan and ratify the appointment of independent certified public accountants. Information about these matters is set forth in the attached Notice and Proxy Statement.

        Giga-tronics counts on your continued interest, and I hope you will be able to attend the meeting. However, regardless of whether you plan to attend in person, it is important that your vote be counted. I urge you to vote your shares by signing and returning the accompanying proxy card.


                                          Sincerely,




                                          George H. Bruns, Jr.
                                          Chairman and Chief Executive Officer

                               {GIGA-TRONICS LOGO]
                            Giga-tronics Incorporated
                             4650 Norris Canyon Road
                           San Ramon, California 94583
                                 (925) 328-4650

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders:

        The Annual Meeting of Shareholders of Giga-tronics Incorporated will be held at 9:30 a.m., local time, on Wednesday, August 30, 2000, at the Giga-tronics executive offices, at 4650 Norris Canyon Road, San Ramon, California, for the following purposes:

        1.      Elect four directors for the ensuing year;

        2.      Adopt the 2000 Stock Option Plan;

        3. Ratify the appointment of independent certified public accountants;

        4. Transact such other business as may properly come before the meeting.


Only shareholders of record at the close of business on July 14, 2000, will be entitled to vote at this meeting, or any adjournment of this meeting.


        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU HOLD. PLEASE DATE, SIGN, VOTE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, PREPAID ENVELOPE.

                                     By Order of the Board of Directors,




                                     Mark H. Cosmez, II
                                     Secretary


San Ramon, California
July 14, 2000

                              [GIGA-TRONICS LOGO]
                            Giga-tronics Incorporated
                             4650 Norris Canyon Road
                           San Ramon, California 94583
                                 (925) 328-4650

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 30, 2000


        This proxy statement is submitted by the board of directors of Giga-tronics Incorporated ("Giga-tronics" or the "Company"), a California corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting")to be held on August 30, 2000, in accordance with the notice to shareholders, and at any adjournment thereof.

        Our board of directors has fixed July 14, 2000 as the record date for the meeting. Only shareholders of record on the record date are entitled to notice of and to vote at the meeting. A majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. On the record date, there were 4,455,871 shares of Giga-tronics common stock issued and outstanding. Each share outstanding on the record date is entitled to one vote as to each matter to be acted on at the meeting. However, each shareholder will be entitled to cumulate his votes in the election of directors provided that notice of an intention to cumulate votes is given at the meeting before voting for the election of directors. Under cumulative voting, a shareholder is allowed one vote per share multiplied by the number of directors to be elected and may use the total number of votes for one nominee or may distribute the total number of votes among as many nominees as the shareholder chooses. Four directors will be elected at this meeting.

        Shares represented by properly executed proxies received by Giga-tronics will be voted at the meeting according to with the instructions on the proxies. It is intended that shares represented by proxies received by Giga-tronics which are not limited to the contrary will be voted FOR all proposals included in the notice of meeting.

        Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A shareholder giving a proxy may revoke it before its exercise by filing with the Secretary of Giga-tronics either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the shareholder who executed it is present at the meeting and votes in person. Attendance at the meeting will not, in and of itself, constitute the revocation of a proxy. The granting of a proxy will give the proxy holder authority to cumulate votes if cumulative voting is elected.

        Giga-tronics knows of no business to be transacted at the meeting other than the proposals included in the Notice of Annual Meeting of Shareholders, and we do not anticipate that other matters will be brought before the meeting. If, however, other matters should be brought before the meeting, we intend that the proxy holders may vote or act in accordance with their judgment on such matters.

        Approval of a majority of the shares present or represented and entitled to vote at the meeting is required for all items submitted to the shareholders for their consideration. An automated system administered by Giga-tronics' transfer agent tabulates shareholder votes. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative vote. Broker non-votes are shares which are represented at the Annual Meeting which a broker or nominee has indicated it does not have discretionary authority to vote on with respect to a particular matter. A broker non-vote will not be counted for purposes of determining the election of directors or ratifying the selection of Giga-tronics' independent accountants but for other proposals generally have the effect of a negative vote.

        The Annual Report of Giga-tronics for its fiscal year ended March 25, 2000 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

        The costs of solicitation of proxies, including the printing, handling and mailing of the proxy material, will be paid by Giga-tronics. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of shares held in their names, and Giga-tronics will reimburse them for their expenses. The solicitation of proxies though this proxy statement may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Giga-tronics and by Corporate Investor Communications. Giga-tronics has retained Corporate Investor Communications to solicit proxies for a fee of approximately $4,000, plus a reasonable amount to cover expenses. No additional compensation will be paid to directors, officers or other employees for such services.

        The approximate date on which this Proxy Statement and the accompanying form of proxy will be sent to Giga-tronics shareholders is July 20, 2000.

        The executive offices of Giga-tronics are located at 4650 Norris Canyon Road, San Ramon, California 94583, and the telephone number at that location is
(925) 328-4650.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS


        At the Annual Meeting, four directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The nominees of the board of directors for election as directors are listed below. There are no family relationships among the nominees or between any nominee and any executive officer of Giga-tronics.


                                                                       DIRECTOR
                  NAME AND PRINCIPAL OCCUPATION                         SINCE          AGE
                  -----------------------------                        --------        ---

George H. Bruns, Jr.                                                    1980            81

        Chief Executive Officer since January, 1995, Chairman of the Board and a director of Giga-tronics. One of the founders of Giga-tronics in 1980 and has been a director since inception. Mr. Bruns is General Partner of The
        Bruns Company, a private venture investment and management consulting firm. Mr. Bruns is Director of Testronics Inc. of McKinney, Texas.

James A. Cole                                                           1994            58

        General Partner of Windward Ventures, General Partner of
        Spectra Enterprise Associates and a Partner of New
        Enterprise Associates.  Founder and President of
        Amplica, Inc. and presently a director of Vitesse
        Semiconductor Corp., Spectrian Corp., and several private companies.

William E. Wilson                                                       1998            60

        President and Chief Executive Officer of Microwave
        Technology, Inc. from May 1989 through present.

Robert C. Wilson                                                        1991            80

        Chairman of Wilson & Chambers, a private investment firm. Mr. Wilson is currently a director of Storage
        Technology Corporation, SyQuest Technology, Inc.,
        Southwall Technologies Inc., ReSound Corp., Andros Inc., and Carco Electronics.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                             COMMITTEES OF THE BOARD


MEETINGS

        There were five regularly scheduled meetings of the board of directors during the last fiscal year.

COMMITTEES

        Giga-tronics' board of directors has an Audit Committee and a Compensation Committee.

        During fiscal 2000, the Audit Committee consisted of independent non-employee directors James A. Cole, William E. Wilson and Robert C. Wilson. The Audit Committee serves to monitor the effectiveness of the independent audit, as well as the Company's accounting, financial controls and financial reports. The Audit Committee held five meetings during the past fiscal year.

        During fiscal 2000, the Compensation Committee consisted of independent non-employee directors James A. Cole, William E. Wilson and Robert C. Wilson. The committee formulates recommendations to the board of directors regarding levels of compensation for management. In addition, in order to recognize the expected future contributions of key employees and provide an additional incentive for them to remain with Giga-tronics over the long-term, the Committee awards options to purchase shares of our common Giga-tronics' stock. The Compensation Committee reviews and approves all stock options and executive compensation as part of the board of director meetings.

        Giga-tronics does not have a nominating committee or any committee performing such functions. All of the directors attended all the regularly scheduled meetings of the board of directors and all the committees on which they sat.

COMPENSATION OF DIRECTORS

        Each of the directors who is not employed by Giga-tronics receives an annual director's fee of $6,000 and $750 for attendance at each board of directors meeting. Outside directors serving on committees of the board of directors receive $500 for attendance at each committee meeting.

        From time to time, Giga-tronics makes discretionary grants of options to purchase shares of its common stock to directors in consideration for services as members of the Board they provide to Giga-tronics.

        Giga-tronics has entered into indemnification agreements with all of its officers and directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act requires our directors, executive officers, and holders of more than 10% of Giga-tronics' common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish Giga-tronics with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms received by Giga-tronics, or written representations from certain reporting persons, we believe that during the fiscal year ended March 25, 2000 its officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below includes information as of July 14, 2000, concerning the beneficial ownership of Giga-tronics' common stock for: each person known by Giga-tronics to own beneficially more than 5% of Giga-tronics' outstanding common stock; each director; each executive officer named in the Summary Compensation Table below; and all directors and officers of Giga-tronics during fiscal 2000 as a group:


                                                                  PERCENTAGE OF TOTAL
                                         AMOUNT AND NATURE OF         OUTSTANDING
          NAME OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP        COMMON STOCK
          ------------------------       --------------------     -------------------
George H. Bruns, Jr.                            443,303(1)                9.9%
  4650 Norris Canyon Road
  San Ramon, California 94583

James A. Cole                                    24,664(2)                0.6
  4491 Valley Spring Drive
  Westlake Village, California 91362

Mark H. Cosmez II                                46,090(3)                1.0
  4650 Norris Canyon Road
  San Ramon, California 94583

James R. Koehn                                   15,800(4)                0.4
  4650 Norris Canyon Road
  San Ramon, California 94583

Jeffery T. Lum                                   58,364(5)                1.3
  4384 Enterprise Pl.
  Fremont, California  94538

Robert A. Smith                                  14,215(6)                0.3
  1269 Corporate Center Parkway
  Santa Rosa, California 95407

Robert C. Wilson                                 47,750(7)                1.1
  274 Catalpa Drive
  Atherton, California 94027

William E. Wilson                                 1,875(8)                 *
  145 Sugar Creek Lane
  Alamo, California 94507

All officers and directors as a group           694,400                  15.3%
(9 persons, including those above)



*    Less than 0.1%

(1) Includes 227,650 shares owned by the Bruns Trust, 170,000 registered in the names of Mr. Bruns' son and daughter, 22,163 shares owned by The Bruns Company, 19,740 shares owned directly and 3,750 shares issuable upon exercise of currently exercisable options.

(2) Includes 3,750 shares issuable upon exercise of currently exercisable options.

(3) Includes 10,000 shares issuable upon exercise of currently exercisable options.

(4) Includes 12,500 shares issuable upon exercise of currently exercisable options.

(5) Includes 5,000 shares issuable upon exercise of currently exercisable options.

(6) Includes 12,500 shares issuable upon exercise of currently exercisable options.

(7) Includes 27,750 shares issuable upon exercise of currently exercisable options.

(8) All 1,875 shares represent shares issuable upon exercise of currently exercisable options.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

        The following table provides information concerning compensation paid or accrued by the Company, to or on behalf of Giga-tronics' chief executive officer and each of the four other most highly compensated executive officers during the last fiscal year, for the fiscal years ended March 25, 2000, March 27, 1999, and March 28, 1998:

                           SUMMARY COMPENSATION TABLE


                                     ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                     -------------------                ----------------------
                                                                              NUMBER OF
                                                                    OTHER     SECURITIES    ALL OTHER
                                                                    ANNUAL    UNDERLYING   COMPEN-
NAME AND                        FISCAL                              COMPEN-   OPTIONS/     SATION
PRINCIPAL POSITION               YEAR    SALARY($)     BONUS        SATION    SARS(#)(1)    ($)(2)
------------------------------ --------- ----------- ----------- ----------- ------------- ------------


George H. Bruns, Jr.             2000    $120,000          --           --         --        $1,731
  Chairman and                   1999    $124,062     $20,300           --         --            --
  Chief Executive Officer        1998    $148,000     $17,664       $7,200(3)      --            --

Mark H. Cosmez II                2000    $105,000          --           --     10,000        $2,625
  Vice President, Finance        1999    $105,000      $6,867           --         --          $808
  CFO & Secretary                1998     $51,692          --           --     30,000            --

James R. Koehn                   2000    $150,000          --       $6,600(4)      --        $2,560
  President, Giga-tronics        1999    $131,392          --      $55,716(5)  50,000        $1,505
  Instruments Division

Jeffrey T. Lum                   2000    $124,519      $1,633         $891(6)      --        $2,000
  President,                     1999    $113,430      $1,633         $869(6)      --        $2,007
  ASCOR, Inc.                    1998    $104,262          --         $522(6)      --        $1,918

Robert A. Smith                  2000    $150,000        $878       $7,202(7)  20,000            --
  President,                     1999     $66,197          --       $3,047(7)  30,000            --
  Microsource, Inc.


(1)  Stock options granted under Giga-tronics' 1990 Stock Option Plan.

(2) Represents contributions made by Giga-tronics' to its 401(k) Plan which match in part the pre-tax elective deferral contributions included under Salary made to the 401(k) plan by the executive officers.

(3) Other compensation in 1998 for Mr. George H. Bruns, Jr . represents a car allowance.

(4) Mr. Koehn joined Giga-tronics in May 1998. Other compensation in 2000 for Mr. James R. Koehn represents a car allowance.

(5) Other compensation in 1999 for Mr. James R. Koehn represents a car allowance of $6,600 and relocation reimbursements of $49,116.

(6) Other compensation for Mr. Jeffrey T. Lum represents the use of a company automobile.

(7) Mr. Smith joined Giga-tronics in October 1998. Other compensation in 1999 and 2000 for Mr. Robert A. Smith represents a car allowance.

STOCK OPTIONS

        The following table sets forth stock options granted in fiscal 2000 to each of Giga-tronics' executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during the 2000 fiscal year. All option exercise prices would have been based on market price on the date of grant. The table also sets forth the hypothetical gains that would exist for the options at the end of their five year terms, assuming compound annual rates of stock appreciation of 5% and 10%. These numbers are calculations based on the requirements promulgated by the SEC and do not reflect Giga-tronics' estimate of future stock price growth. The actual future value of all options will depend on the market value of Giga-tronics' common stock.




                                    OPTION GRANTS IN FISCAL 2000


                                                  PERCENTAGE                               POTENTIAL
                                                   OF TOTAL                            REALIZATION VALUE
                                     NO. OF        OPTIONS                                AT ASSUMED ANNUAL
                                   SECURITIES     GRANTED TO                         RATES OF STOCK PRICE
                                   UNDERLYING     EMPLOYEES    EXERCISE                  APPRECIATION FOR
                       DATE OF       OPTIONS      IN FISCAL     PRICE                       OPTION TERM
       NAME             GRANT       GRANTED(#)      2000       ($/SH)    EXP. DATE
----------------       -------    -------------   ---------    --------  ---------   ---------------------
                                                                                        5%($)     10%($)
                                                                                       --------- ---------
Mark H. Cosmez II      5/25/1999      10,000         8.7%     $2.125    5/25/2004      $6,000     $13,000
Robert A. Smith        4/06/1999      20,000        17.3%     $2.250    4/06/2004     $12,500     $27,500

OPTIONS EXERCISES AND FISCAL YEAR END OPTION VALUE TABLE

        The table below provides information for the executive officers named in the Summary Compensation Table, concerning the exercise of options during fiscal 2000 and unexercised options held as of the end of the fiscal year. No stock appreciation rights were exercised by these individuals during fiscal 2000. No stock appreciation rights were outstanding at the end of fiscal 2000.

                AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTIONS VALUES

                                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED IN
                                                             UNDERLYING UNEXERCISED          THE MONEY OPTIONS AT
                                                            OPTIONS AT MARCH 25, 2000(#)       MARCH 25, 2000(1)

                                      SHARES
                                     ACQUIRED      VALUE
           NAME                     ON EXERCISE   REALIZED  EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
           ----                     -----------  --------  -----------    ------------   ------------    -------------
George H. Bruns, Jr                    --             --         18,750         56,250       $223,241       $669,724
    Chairman and Chief
    Executive Officer

Mark H. Cosmez II                      --             --         10,000         30,000       $118,984       $356,952
    Vice President,
    Finance CFO &
    Secretary

James R. Koehn                         --             --         12,500         37,500       $148,828       $446,483
    President,
    Giga-tronics Instruments

Jeffery T. Lum                         --             --          5,000         15,000       $ 59,531       $178,593
    President, ASCOR, Inc.

Robert A. Smith                        --             --         12,500         37,500       $148,047       $444,140
    President,
    Microsource, Inc.


(1) Equal to the fair market value of the option shares on March 25, 2000 which was $14.00 per share, less the aggregate option price payable for the shares. Options are in-the-money if the market value of the shares is greater than the option exercise price.

LONG-TERM INCENTIVE PLAN (LTIP) AWARDS TABLE

     There were no long-term incentive plan awards made during the 2000 fiscal year to Giga-tronics' executive officers.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

        CHANGE-IN-CONTROL ARRANGEMENTS

        All outstanding options will automatically accelerate and become exercisable for fully vested shares upon a change in control of Giga-tronics, whether effected through merger, sale of substantially all of the Giga-tronics' assets, the successful completion of a hostile tender offer for 30% or more of Giga-tronics' outstanding common stock, or a change in the majority of the board of directors as a result of one or more contested elections for board of directors membership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        For the 2000 fiscal year, the Compensation Committee was comprised of Messrs. James A. Cole, William E. Wilson and Robert C.Wilson.

        No executive officer of Giga-tronics serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of Giga-tronics board of directors or Compensation Committee.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

GENERAL COMPENSATION POLICY

        Giga-tronics' executive compensation philosophy rests on two fundamental principles. First, the program is intended to provide fully competitive levels of compensation - at expected levels of performance - in order to attract, motivate and retain talented executives. Secondly, the program is intended to create an alignment of interest between Giga-tronics' executives and its shareholders such that a significant portion of each executive's compensation is linked directly to the creation of shareholder value.

        The Executive Compensation Program is intended to place heavy emphasis on the variable pay, which is pay that varies with performance, and less focus on fixed base salary. The incentive pay programs are intended to reward performance that is directly relevant to the Company's short term and long term success. The three primary components of the program include base salary, annual incentive, which is performance based bonus, and long term incentives such as stock options.

FACTORS

        The process involved and the factors considered in the executive compensation determination for fiscal year 2000 are summarized below. It is expected that this process will remain the same in fiscal year 2001. However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of "pay-for-performance."

BASE SALARY

        Base salaries are based primarily on individual performance, and each individual's role in Giga-tronics. Employees with higher levels of sustained performance over time and/or those assuming greater responsibilities will be paid correspondingly higher salaries.

        On the basis of its knowledge of the industry, this Committee believes that the base salary levels in effect for Giga-tronics' executive officers are competitive with the companies within and without the industry with which Giga-tronics' competes for executive talent. However, the Committee did not, through one or more external salary surveys for the industry, independently confirm the specific percentiles at which the base salary levels in effect for Giga-tronics' executive officers stood in relation to other companies in the industry.

        Salaries are reviewed annually based on individual performance, overall financial results and the general level of increases in the marketplace. Salary increases are granted within a pay-for-performance framework.

ANNUAL PERFORMANCE (NON-STOCK) BASED INCENTIVE COMPENSATION

        Giga-tronics' annual incentive bonus plan is intended to:

        - reward key employees based upon company and individual performance,

        - motivate, and

        - provide competitive cash compensation opportunities.

Incentive awards are paid annually based upon achievement of individual performance objectives for the most recently completed fiscal year.

        Bonus payments totaling approximately $36,633 were earned in fiscal
2000.

LONG-TERM (STOCK BASED) INCENTIVE COMPENSATION

        Giga-tronics has always believed that stock ownership or stock option participation was the most effective way of aligning its management and shareholder interests. Options are generally issued at 100% of market value, for five year terms, exercisable for 25% of the total grant per year after the first year. The right to exercise options expires 60 days after termination of employment, except in case of death when an optionee's estate would have six months to exercise.

        Options outstanding in fiscal year 1998 were 9.0% of total shares outstanding, options outstanding at the end of fiscal year 1999 were 14.7% of total shares outstanding, and options outstanding at the end of fiscal year 2000 were 12.5% of total shares then outstanding.

CEO COMPENSATION

        The CEO compensation is based on the same considerations as any other senior executive. Base rates are determined by market factors. Other compensation factors, including salary increases, incentive bonus, option participation, are performance-based and long-term incentive compensation.

        Mr. Bruns' compensation for 2000 was $120,000.

        Mr. Bruns holds 60,000 options and owns, directly and through family, 439,553 shares equaling approximately of 9.9% of Giga-tronics outstanding common stock.

        Based upon Giga-tronics' performance, Mr. Bruns elected to reduce his salary. The Compensation Committee reviewed and approved this election.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

        Effective January 1, 1994, Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per individual per year, but contains an exception for performance-based compensation that satisfies certain conditions.

        The 1990 Stock Option Plan was amended in 1994 to restrict the maximum number of shares of common stock for which any one participant may be granted stock options and stock appreciation rights to 200,000 shares, and the stockholders approved this amendment at the 1994 Annual Meeting. As a result, stock options granted to Giga-tronics' executive officers with an exercise price not less than the fair market value of the underlying shares on the grant date will generally qualify as performance-based compensation which is not subject to the $1 million limitation.

        This Compensation Committee Report on Executive Compensation will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that Giga-tronics specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

                                                BY THE COMPENSATION COMMITTEE:
                                                James A. Cole
                                                Robert C. Wilson
                                                William E. Wilson

                                PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG GIGA-TRONICS INCORPORATED, THE S&P 500 INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS STOCKS


                            S&P 500    Nasdaq
Date                GIGA     Index     Telecom
----                ----    -------    -------
3/25/95              100       100        100
3/30/96              140       129        134
3/29/97              160       154        127
3/28/98              131       219        237
3/27/99               50       256        377
3/25/00              280       305        715



*$100 INVESTED ON 3/25/95 OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING 3/25/00.

This Section is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Giga-tronics under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date of this proxy statements and irrespective of any general incorporation language in any such filing.

                                   PROPOSAL 2
                       ADOPTION OF 2000 STOCK OPTION PLAN

        At the meeting, shareholders will be asked to approve Giga-tronics' 2000 Stock Option Plan, referred to as the 2000 Plan, which was adopted by the Board of Directors on June 6, 2000, subject to approval by Giga-tronics' shareholders.

        The approval of a majority of Giga-tronics' outstanding voting stock present or represented by proxy at the 2000 Annual Meeting and entitled to vote on this proposal is required for approval of the adoption of the 2000 Plan.

WHY ARE WE SEEKING APPROVAL OF A NEW OPTION PLAN?

        Giga-tronics believes that the ability to offer long term participation in the growth of the Company is, in today's environment, essential to the hiring and the retention of talented people.

        Giga-tronics existing option plan expired on June 30, 2000. Also, other than the Options assumed at the time of the Giga-tronics' acquisition of Ultracision, Inc., no additional Options have or will be granted under the Ultracision plan.

        Giga-tronics' expired 1990 Stock Option Plan and the assumed option plan for its Ultracision, Inc. subsidiary made available for issuance an aggregate of 632,364 shares of its common stock, of which options for 560,035 shares were issued and are currently outstanding. Of that number, 120,061 shares are currently vested. The existing plans cover approximately 14% of Giga-tronics' outstanding stock.

        Accordingly, Giga-tronics is proposing the adoption of the new 2000 Plan, which provides the Board the opportunity to provide stock-based incentives to employees and non-employees directors. The new plan is intended to permit the Company to encourage new and existing employees to acquire a proprietary or increase existing interest in Giga-tronics while rendering service to the Company. Giga-tronics believes that the new 2000 Plan will provide significant benefits to Giga-tronics and its shareholders without causing significant increased dilution, since no new options will be granted under the 1990 Plan or the assumed Ultracision option plans.


SUMMARY OF THE 2000 PLAN

GENERAL INFORMATION


        The following is a summary of the principal features of the 2000 Plan. The summary is not intended to be a complete description of all the terms of the 2000 Plan. A copy of the 2000 Plan is attached to this proxy statement as Appendix A and will be furnished by Giga-tronics to any shareholder upon written request to the Corporate Secretary.

        The purpose of the 2000 Plan is to enable Giga-tronics to attract, retain and motivate its employees and non-employee directors and further align their interests with those of Giga-tronics' shareholders by providing for or increasing the proprietary interest of such optionees in Giga-tronics.

        Any person who is an employee of Giga-tronics or any of its subsidiaries, including any director whether or not such director is an employee, is eligible to be considered for the grant of awards under the 2000 Plan. As of July 15, 2000, all 700,000 shares of the common stock authorized under the 2000 Plan were available for issuance. The awards granted under the 2000 Plan will be stock options which are generally not transferable except in limited circumstances, although awards granted to individuals subject to Section 16 of the Exchange Act automatically include a stock appreciation right as discussed further below.

        The 2000 Plan includes no mandatory option grant program but consists of the discretionary option grant program under which employees and non-employee directors may be granted stock options to purchase shares of common stock. Awards granted to individuals subject to Section 16 of the Exchange Act automatically include a stock appreciation right as discussed further below.

        2000 PLAN ADMINISTRATION. The 2000 Plan is administered by a committee appointed by the Board of at least two of its members or a subcommittee or subcommittees thereof. In establishing the composition of the committee the Board will consider, but is not bound by compliance with Rule 16b-3 issued under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Code. As the 2000 Plan administrator, the committee has complete discretion to select the eligible individuals who are to receive grants under the discretionary option grant program, the number of shares subject to each grant and the remaining terms and conditions of that grant, including without limitation, the option's status as an incentive stock option, the term and vesting of the option. The committee may change the terms and conditions of any outstanding option grant, provided that the optionee consents to any changes which negatively affect the optionee's rights or obligations under the 2000 Plan or the option grant. The committee is also responsible for the interpretation, construction and making of other determinations necessary or advisable in the administration of the 2000 Plan.

        During service with the committee, no member may participate in the 2000 Plan or any other stock option or purchase plan of Giga-tronics.

        ELIGIBILITY. Eligibility for discretionary option grants is limited to employees and non-employee directors, including officers and directors of Giga-tronics or one or more parent or subsidiary corporations, whether now existing or subsequently established. As of July 15, 2000, all Giga-tronics employees, including all six executive officers and all four of the members of the Board of Directors, were eligible to receive option grants under the 2000 Plan.

        SECURITIES SUBJECT TO THE 2000 PLAN. The total number of shares of Giga-tronics common stock issuable over the term of the 2000 Plan may not exceed 700,000 shares, and no participant in the 2000 Plan may be granted stock options or stock appreciation rights for more than a total of 200,000 shares in any one calendar year. All of the total number of shares available under the 2000 Plan are available to be issued upon exercise of incentive stock options as that term is defined in the Code. The anti-dilution provisions of the 2000 Plan generally provide for adjustments to the number of shares issued subject to options and the option exercise prices if the outstanding securities subject to the 2000 Plan increase or decrease as a result of certain events including recapitalization, merger, consolidation, restructuring, reclassification, dividend or other distribution.

        If an option terminates or expires for any reason prior to exercise or surrender in full, the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent issuance under the 2000 Plan. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions summarized below or option exercises will not be available for subsequent issuance.

        As of the date of this proxy statement, no shares of common stock have been issued under the 2000 Plan, and all 700,000 shares remained available for future grant, assuming shareholder approval of this proposal.

NO SHAREHOLDER RIGHTS AND EMPLOYMENT RIGHTS

An optionee will have no shareholder rights with respect to common stock subject to outstanding granted options until common stock is purchased in accordance with the provisions of the 2000 Plan. Nothing in the 2000 Plan confers upon any optionee or other participant in the 2000 Plan any right to continue employment with Giga-tronics.


                           DISCRETIONARY OPTION GRANTS

        The principal features of option grants under the 2000 Plan are:

        PRICE, TERM AND EXERCISABILITY. Generally, the option price per share may not be less than 85% of the fair market value per share of common stock on the date of grant, and certain options which are "performance-based compensation" will not have an option price less than 100% of the fair market value. Granted options may not have a term in excess of ten years nor be exercisable within the first six months after the grant date of the option.

        The option price may be paid in cash or check or in shares of common stock held for the requisite period necessary to avoid a charge to Giga-tronics' earnings for financial reporting purposes, or any combination of these items. Options may also be exercised through a same-day sale procedure, in which the optionee authorizes a designated stock broker to effect an immediate sale of the shares purchased under the option and to pay to Giga-tronics, out of the sale proceeds, sufficient funds to cover the option price and any withholding taxes incurred as a result of the transaction. The 2000 Plan administrator may also assist any optionee, including an officer or director, in the exercise of one or more outstanding options by

        -  authorizing a loan from Giga-tronics or

        - permitting the optionee to pay the option price in installments over a period of years or

        - authorizing a guarantee by Giga-tronics of a loan from a third party to an optionee.

        The terms and conditions of any such loan or installment payment will be established by the 2000 Plan administrator in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate option price payable for the purchased shares plus any Federal or state income or employment taxes incurred in connection with the purchase.

        For federal income tax purposes, the maximum compensation payable to employees pursuant to the 2000 Plan, during the term of the 2000 Plan and awards granted thereunder, is equal to the number of shares of common stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured (which, in the case of nonqualified options, will generally be the date of exercise of the options).

        FAIR MARKET VALUE. The fair market value per share of common stock on any relevant date under the 2000 Plan will be the closing selling price per share on that date on the Nasdaq National Market, or the closing price is not available, the mean between the highest bid and lowest asked prices. If there are no reported sales for such date, then the closing selling price, or mean of highest bid and lowest asked prices, for the last previous date for which such quotation exists will determine fair market value. On June 6, 2000, the date on which the board of directors approved the 2000 Plan, the closing selling price per share was $8.875. On July 14, 2000 the closing selling price per share was $8.25.

        TERMINATION OF SERVICE. If the optionee ceases to remain in Giga-tronics' service for reasons other than "cause," while holding one or more outstanding options, then the optionee will have a limited period following the employee's ceasing his or her services to exercise each his or her options for the number of shares for which the option is otherwise exercisable at the time of ceasing service as specified in the option agreement for the option grant, which generally will not exceed 12 months for any non-statutory option or 90 days for an incentive stock option.

        If the optionee is terminated for cause, including such things as intentional misconduct, gross neglect of duties, unauthorized use of confidential information or unlawful acts directed toward Giga-tronics and other similar acts, the options will terminate immediately upon the employee's termination.

        The 2000 Plan administrator will have the discretionary authority under the 2000 Plan to extend the period following the optionee's cessation of service during which outstanding options are to remain exercisable and/or to accelerate the exercisability or vesting of such options in whole or in part. This discretion may be exercised either at the time the options are granted or at any time while the option is outstanding.

        For purposes of the 2000 Plan, an individual will be deemed to continue in service for so long as he or she remains in employed by Giga-tronics or any parent or subsidiary corporation or serves as an employee member of Giga-tronics' board of directors.

        CANCELLATION/REGRANT PROGRAMS. The 2000 Plan administrator has the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all options outstanding under the 2000 Plan and to grant in substitution new options covering the same or different numbers of shares of common stock but with an option price per share not less than 85% of the fair market value of common stock on the new grant date, or 100% of the fair market value if the option is intended to be an incentive stock option.

        STOCK APPRECIATION RIGHTS. Each person who is at the time of the option grant an officer or director of Giga-tronics subject to Section 16(b) of the Exchange Act, referred to as a Section 16(b) Insider, may be granted a limited stock appreciation right with respect to that option. The limited stock appreciation right will entitle the Section 16(b) Insider to surrender the option upon the change in control of Giga-tronics, provided the option has been outstanding for at least six months and is not exercisable for any vested shares. In return for the surrendered option, the Section 16(b) Insider will generally receive a cash payment from Giga-tronics in an amount equal to the greater of

        - the fair market value of the vested shares for which the option is exercisable on the date of the option surrender or

        - the highest reported price per share paid in connection with the change in control of Giga-tronics' outstanding common stock, less the aggregate option price payable for the shares.

        For purposes of the 2000 Plan, a change in control will occur in the event:

        - a person or group of related persons, other than Giga-tronics or any person under common control with Giga-tronics, acquires beneficial ownership, as determined by the provisions of Rule 13d-3 under the Exchange Act, of securities of Giga-tronics representing 30% or more of the voting power of Giga-tronics' then outstanding securities in a transaction or transactions not approved by the Board; or

        - within any 12 consecutive months or less, any change in the composition of the Board occurs resulting in a majority of the Board, no longer includes individuals who either have been members of the Board continuously since the beginning of the 12 month period or have been elected or nominated for election as Board members by at least a majority of the Board members who were members of the Board at the beginning of the 12 month period who were still in office at the time such election or nomination was approved by the Board.

        ACCELERATION OF OPTIONS. In the event of a change in control or an acquisition of Giga-tronics by merger or asset sale which is approved by Giga-tronics' shareholders, each option outstanding will automatically become exercisable for all of the option shares and may be exercised for any or all of such shares immediately before the effective date of the change in control or acquisition. However, the option agreement for an option may provide that an outstanding option will not accelerate in connection with an acquisition if that option is either to be assumed by the successor corporation or its parent or replaced by a comparable option to purchase shares of the capital stock of the successor corporation or its parent, and certain outstanding options may not, by their express terms, accelerate upon a change in control at all. The 2000 Plan administrator will have the discretion to provide for the subsequent acceleration of any option which does not accelerate at the time of such acquisition or change in control if optionee's service terminate within a designated period following that transaction. Immediately after the completion of a change in control transaction or other acquisition, all outstanding options not assumed or exercised will terminate.

        The 2000 Plan administrator will also have the discretionary authority to provide for the automatic vesting of the shares of common stock subject to one or more outstanding options upon an acquisition, whether or not those options are to be assumed or replaced in connection with such acquisition.

        The acceleration of options in a change in control or an acquisition of Giga-tronics may be seen as an anti-takeover provision and may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of Giga-tronics.

        PROVISIONS APPLICABLE ONLY TO INCENTIVE STOCK OPTIONS. Options that are granted as incentive stock options will have an exercise price no less than 100% of the fair market value of the common stock on the date of grant and will have a term of no more than ten years. If the optionee holds 10% of more of the voting power of Giga-tronics, the exercise price will not be less than 110% of the fair market value of the common stock on the grant date and the maximum term will not exceed five years. The total fair market value, as of the grant date, of incentive stock options that may first be exercisable in any calendar year will be limited to $100,000. No incentive stock options may be granted to non-employee directors of Giga-tronics.

        SPECIAL TAX ELECTION. The 2000 Plan administrator may provide one or more holders of non-statutory options under the 2000 Plan with the right to have Giga-tronics withhold a portion of the shares of common stock otherwise issuable to such individuals in satisfaction of the Federal and state income and employment tax liability incurred by such individuals in connection with the exercise of those options. Alternatively, the 2000 Plan administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

                               GENERAL PROVISIONS

        AMENDMENT OF 2000 PLAN. The board of directors may amend, suspend or discontinue the 2000 Plan at any time. Without shareholder approval, the board of directors may not make any other change with respect to which the board of directors determines that shareholder approval is required by applicable law or regulatory standards. To the extent not inconsistent with the 2000 Plan, the committee may modify or waive the terms of any outstanding award.

        EFFECTIVENESS; DURATION OF 2000 PLAN. The 2000 Plan becomes effective as of August 30, 2000 if approved by the shareholders at the 2000 Annual Meeting. Grants of options under the 2000 Plan may not be made after August 29, 2010, although shares of common stock subject to options may be issuable under grants of options on or before that date. No shares will be issued under the 2000 Plan after August 29, 2020.

        ERISA. The 2000 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not required to be qualified under Section 401(a) of the Code.

        OPTION AGREEMENTS. Each grant shall also be subject to the terms and conditions of the agreement with respect to the relevant grant.

                         FEDERAL INCOME TAX CONSEQUENCES

        The following briefly describes the federal income tax treatment that will generally apply to options issued under the 2000 Plan, based on federal income tax laws currently in effect. Recipients of options should not rely on this discussion for individual tax advice, as each recipient's situation will vary depending upon the specific facts and circumstances involved. Each recipient is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

        Awards granted under the 2000 Plan may be either options intended to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, referred to as the Code, or options not intended to qualify as incentive stock options, referred to as non-statutory options.

        INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time an incentive stock option is granted or exercised. However, an optionee's "alternative minimum taxable income" for the year of exercise will be increased by the excess of the fair market value of the shares acquired upon the exercise of an incentive stock option over the exercise price, and thus exercise of an incentive stock option may subject an optionee to the "alternative minimum tax" in the year of exercise.

        The optionee will recognize taxable income or loss in the year in which the optionee disposes of the purchased shares. For federal income tax purposes, dispositions of shares acquired upon the exercise of incentive stock options are divided into two categories, qualifying dispositions and disqualifying dispositions. The optionee will make a qualifying disposition of the purchased shares if the disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. Any disposition that fails to satisfy either of these two minimum holding periods is referred to as a disqualifying disposition.

        Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain or loss in an amount equal to the difference between

        - the amount realized upon the sale or other disposition of the purchased shares and

        -  the option price paid for those shares.

           If there is a disqualifying disposition of the shares, then at such time

        - the optionee will recognize capital gain (long-term or short-term, depending on the holding period for the shares) equal to the excess, if any, of the sales price over the fair market value of the incentive stock option shares on the date of exercise,

        - the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the incentive stock option shares on the date of exercise, over the exercise price of such option, and

        - the optionee will recognize capital loss (long-term or short-term, depending on the holding period for the shares) equal to the excess, if any, of the exercise price of such incentive stock option over the sales price of the incentive stock option shares.

        NON-STATUTORY STOCK OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the option price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Such ordinary income will be added to the basis in the shares, and subsequent gain or loss will be capital gain or loss (long-term or short-term, depending on the holding period for the shares).

        STOCK APPRECIATION RIGHTS. A Section 16(b) Insider who exercises a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution.

        SPECIAL RULES FOR AWARDS GRANTED TO SECTION 16(b) INSIDERS. If a participant is a Section 16(b) Insider, the timing of the recognition of any ordinary income and the date used to determine the fair market value of the underlying stock may be deferred. Section 16(b) Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them under the 2000 Plan.

        WITHHOLDING. Generally, Giga-tronics will be required to make arrangements for withholding applicable taxes with respect to ordinary income recognized by a participant in connection with awards made under the 2000 Plan other than upon the disqualifying disposition of stock acquired upon the exercise of an incentive stock option. Participants generally will be required to pay such taxes as a condition to the exercise of an option, although Giga-tronics may make other arrangements to satisfy its withholding obligation.

        EFFECT OF ACCELERATED VESTING. The 2000 Plan provides for accelerated vesting of the options in connection with a change of control, as defined in the 2000 Plan. Accelerated vesting of these grants could, depending on the circumstances surrounding the change in control and the individual circumstances of the optionee, result in significant amounts being treated as "excess parachute payments" under the "golden parachute" provisions of the Code, subjecting the participant to a 20% excise tax on any "excess parachute payments" and Giga-tronics will be denied any deduction with respect to such payments.

        GIGA-TRONICS DEDUCTION. Giga-tronics generally obtains a deduction equal to the ordinary income recognized by a participant. However, Giga-tronics' deduction for such amounts may be limited to $1,000,000 per person annually. The 2000 Plan has been structured in order to enable Giga-tronics to issue awards that give rise to deductions that are treated as "performance-based compensation" not subject to this $1,000,000 limit.


                              ACCOUNTING TREATMENT

        Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to Giga-tronics' earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by Giga-tronics over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to Giga-tronics' earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining Giga-tronics' earnings per share on a fully-diluted basis.

        Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to Giga-tronics' earnings.

        Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" requires Giga-tronics to disclose, in footnotes to Giga-tronics' financial statements, the impact that options and other awards granted under the 2000 Plan would have had on Giga-tronics' reported earnings were the fair value of those awards treated as compensation expense.


                              SHAREHOLDER APPROVAL

        The approval of a majority of the outstanding voting shares of Giga-tronics represented and entitled to vote at the 2000 Annual Meeting is required for approval of the amendment to the 2000 Plan. If such approval is obtained, then all outstanding options under the Option Plan will remain outstanding and become exercisable in accordance with their terms. If shareholder approval is not obtained, then any option grants made under the Option Plan will immediately terminate, and no further option grants will be made under the Option Plan.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED 2000 STOCK OPTION PLAN.


                                   PROPOSAL 3
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The board of directors has re-appointed the firm of KPMG LLP as Giga-tronics' independent accountants for the fiscal year ending March 31, 2001 and to perform other appropriate services. We are seeking ratification by the shareholders for this appointment.

        Representatives of KPMG LLP are expected to be present at Giga-tronics' Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP.


                             SHAREHOLDERS' PROPOSALS

        To be considered for presentation to the Annual Meeting of Shareholders to be held in 2001, a shareholder proposal must be received by Giga-tronics' no later than February 28, 2001. Proposals should be addressed to the Corporate Secretary, Giga-tronics Incorporated, 4650 Norris Canyon Road, San Ramon, CA 94583.

        The Annual Report of Giga-tronics' for the fiscal year ended March 25, 2000 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. Giga-tronics will mail Annual Report on Form 10-K to any shareholder who requests a copy. Requests should be sent to the Corporate Secretary as noted above for proposals.


                                  OTHER MATTERS

        The board of directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. Regardless of whether you intend to be present at the Annual Meeting, you are urged to complete, date, sign and return your proxy promptly.

                                             By order of the Board of Directors,



                                             George H. Bruns, Jr.
                                             Chairman and
                                             Chief Executive Officer

San Ramon, California
July 14, 2000

                            GIGA-TRONICS INCORPORATED
                         ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

George H. Bruns, Jr. and Mark H. Cosmez II, or either of them are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote and act as proxy with respect to all shares of common stock of Giga-tronics Incorporated standing in the name of the undersigned on the books of Giga-tronics at the close of business on July 14, 2000, at the Annual Meeting of Shareholders to be held at 9:30 A.M., on August 30, 2000, at Giga-tronics' principal executive offices at 4650 Norris Canyon Road, San Ramon, CA 94583, or at any adjournment or postponement thereof.

THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                            - FOLD AND DETACH HERE -

FOR ALL NOMINEES LISTED (EXCEPT AS WITHHELD IN ONE SPACE BELOW).

WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED.

1. Elect four Directors for the ensuing year.

Nominees: George H. Bruns, Jr., James A. Cole, Robert C. Wilson,
William E. Wilson.

INSTRUCTION: To withhold authority to vote for one or more individual nominees, (write such name or names in the space provided below.)

-------------------------------------------------------------------------------
2. Adopt the Giga-tronics Incorporated 2000 Stock Option Plan.
   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]

3. Ratify the appointment of independent certified public accountants.
   FOR          AGAINST         ABSTAIN
   [ ]            [ ]            [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature(s)                               Dated:             ,  2000
           -------------------------------       ------------

Please sign exactly as the name appears printed hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by annual authorized officer. If a partnership, please sign in full partnership name by authorized person. Receipt is acknowledged of the Proxy Statement for the meeting.

                            - FOLD AND DETACH HERE -

                                    APPENDIX A

                            GIGA-TRONICS INCORPORATED

                             2000 STOCK OPTION PLAN




                                   ARTICLE ONE

                               GENERAL PROVISIONS

I.      PURPOSES OF THE PLAN

        A. This 2000 Stock Option Plan (the "Plan") is intended to promote the interests of Giga-tronics Incorporated, a California corporation (the "Company"), by providing a method whereby the Company's employees and non-employee directors are to be offered equity incentives intended to encourage such individuals to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and to continue to render services to the Company or its parent or subsidiary corporations.

        B. For purposes of the Plan, the following definitions shall be in effect:

               BOARD: The Company's Board of Directors.

               CODE:  The Internal Revenue Code of 1986, as amended.

               COMMON STOCK: The Common Stock issuable under the Plan shall be shares of the Company's common stock, no par value.

               DISABILITY: The permanent incapacity of an individual, by reason of physical or mental illness, to perform his/her usual duties for the Company. Disability shall be determined by the Board or Committee after consideration of such medical evidence as it may require.

               EMPLOYEE: An individual shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations.

               FAIR MARKET VALUE: The Fair Market Value per share of Common Stock on any relevant date under the Plan shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on such date in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market (or any successor system) . Should the Common Stock become traded on a national securities exchange, then the Fair Market Value per share shall be the closing selling price on such exchange on the date in question, as such price is quoted on the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on the over-the-counter market (or national securities exchange) on the date in question, then the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist. Notwithstanding the foregoing, in each case, the Fair Market Value will be determined in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

               LISTING DATE: The Listing Date means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

               PARENT: A corporation shall be deemed to be a parent of the Company if it is a corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               SECTION 16(B) INSIDER: An individual shall be considered to be a
Section 16(b) Insider on any relevant date under the Plan if such individual is at the time subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934 by reason of his or her affiliation with the Company.

               SERVICE: An individual shall be deemed to be in the Service of the Company for so long as such individual (i) renders service on a periodic basis to the Company or one or more of its parent or subsidiary corporations as an Employee or (ii) serves as a non-employee member of the Board.

               SUBSIDIARY: A corporation shall be deemed to be a subsidiary of the Company if it is one of the corporations (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of all non-statutory option grants under Article Two and all Corporate Transaction provisions of the Plan, the term "subsidiary" shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another subsidiary corporation, more than a fifty percent (50%) interest in voting power, capital or profits.

        C. Stock option grants made to any individual under the Plan shall not in any way affect, limit or restrict such individual's eligibility to participate in any other stock plan or other compensation or benefit plan, arrangement or practice now or hereafter maintained by the Company or any parent or subsidiary corporation.

II.     ADMINISTRATION OF THE PLAN

        A. The Plan shall be administered by a committee (the "Committee") of two (2) or more Board members who are either employee-directors and/or nonemployee directors appointed by the Board. The Board shall have the authority to fill any and all vacancies on the Committee, however caused. With respect to the participation of Employees who are Section 16 Insiders under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board may designate a subcommittee which shall be composed solely of two or more members of the Board who qualify as "nonemployee directors" as defined in Rule 16b-3 under the Exchange Act. With respect to the participation of Employees who may at the time of grant or at a future date be considered "covered employees" under Section 162(m) of the Code, the Board may designate a subcommittee which shall be composed solely of two or more members of the Board who qualify as "outside directors" as defined by Section 162(m). If the Committee members meet both such qualifications, then one Committee may administer the Plan with respect to Employees who are subject to Section 16 Insiders or who are considered to be "covered employees" under Section 162(m) of the Code.

        B. Subject to the express provisions of the Plan, the Committee shall have plenary authority:

           (i) to make discretionary option grants to Employees and non-employee members of the Board set forth in Article Two;

           (ii) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan; and

           (iii) to change the terms and conditions of any outstanding option grant, provided such action does not, without the consent of the holder, adversely affect the rights and obligations such individual may have under the Plan or the outstanding grant.

        C. Determinations of the Committee on all matters relating to the Plan and any option grants or stock issuances made hereunder shall be final, binding and conclusive on all persons having any interest in the Plan or any options granted or shares issued under the Plan.

III.    PLAN STRUCTURE AND ELIGIBILITY

        A. The individuals eligible to participate in the Plan ("Optionees") shall be limited to Employees (including officers and directors) and non-employee members of the Board of the Company or its Parent or Subsidiary corporations.

        B. Members of the Committee shall not, during their period of Committee service, participate in the Plan or in any other stock option, stock bonus, stock purchase or stock plan of the Company or its Parent or Subsidiary corporations.

IV.     STOCK SUBJECT TO THE PLAN

        A. The Common Stock issuable under the Plan shall be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company on the open market. The aggregate number of shares of Common Stock issuable over the term of this Plan shall not exceed 700,000 shares (subject to adjustment from time to time in accordance with Paragraph C below). Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Options (as defined in Article Two) granted under this Plan shall not exceed 700,000 shares (subject to adjustment from time to time in accordance with Paragraph C below); provided, however, that adjustments pursuant to Paragraph C below with respect to Incentive Options issued or issuable under this Plan, shall be limited to those that will not adversely affect the status of options as Incentive Options.

        B. Should an option expire or terminate for any reason prior to exercise or surrender in full (including options cancelled in accordance with the cancellation-regrant provisions of Article Two below), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to any stock appreciation rights exercised in accordance with the Stock Appreciation Right provisions of Article Two and all share issuances under the Plan shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under this Plan. If the exercise price of an outstanding option under the Plan is paid with shares of Common Stock or if shares of Common Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued.

        C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of shares issuable under this Plan, to reflect the effect of such change upon the Company's capital structure, (ii) the class and/or maximum number of securities for which stock options and separately exercisable stock appreciation rights may be granted under this Plan to any one participant in the aggregate and (iii) the number and/or class of shares and the exercise price per share of the stock subject to each outstanding option in order to preclude the dilution or enlargement of benefits thereunder. The adjustments determined by the Committee shall be final, binding and conclusive.

        D. In the event that (i) the Company is the surviving entity in any Corporate Transaction which does not result in the termination of outstanding options pursuant to the Corporate Transaction provisions of the Plan or (ii) the outstanding options under the Plan are to be assumed in connection with such Corporate Transaction, then each such continuing or assumed option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable, on consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction.

Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate option price shall remain the same, and to the number and class of securities which remain issuable under this Plan.

        E. In no event may any one individual participating in the Plan be granted stock options and separately exercisable stock appreciation rights for more than 200,000 shares in the aggregate in any one calendar year during the remaining term of the Plan, subject to adjustment from time to time in accordance with Paragraph C. above.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I.      TERMS AND CONDITIONS OF OPTIONS

        A. The Committee shall have plenary authority (subject to the express provisions of the Plan) to determine which Employees are to be granted options under this Plan, the number of shares to be covered by each such option, the status of the granted option as either an incentive stock option which meets the requirements of Section 422 of the Code ("Incentive Option") or a non-statutory option ("Non-Statutory Option") not intended to meet such requirements, the time or times at which such option is to become exercisable and the maximum term for which the option is to remain outstanding. Notwithstanding the foregoing, only grants of Non-Statutory Options will be made, if any, to non-employee members of the Board.

        B. The granted options shall be evidenced by instruments in such form as the Committee shall from time to time approve; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below.

            1. Option Price.

            a. The Non-Statutory Option price per share shall be fixed by the Committee, but in no event shall such Non-Statutory Option price per share be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the date of the option grant. Notwithstanding the foregoing, an option (whether an Incentive Option or a Non-Statutory Option) may be granted with a price lower than set forth in the preceding sentence or in Paragraph IV if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. Notwithstanding any of the foregoing, unless the Committee expressly determines otherwise, in the case of a Non-Statutory Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the price per share shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant.

           b. The option price shall become immediately due upon exercise of the option and shall, subject to the loan provisions of this Article Two, be payable in one of the alternative forms specified below:

              (A) full payment in cash or check made payable to the Company's order; or

              (B) full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

              (C) full payment in a combination of shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Company's order; or

              (D) full payment through a sale and remittance procedure pursuant to which the Optionee (i) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) shall concurrently provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               c. For purposes of subparagraph B. above, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the option price for the purchased shares must accompany the exercise notice.

               2. Term and Exercise of Options.

               a. Each option granted under this Plan shall be exercisable in one or more installments over the Optionee's period of Service as shall be determined by the Committee and shall be set forth in the instrument evidencing such option; provided, however, that (i) no such option shall become exercisable in whole or in part within the first six (6) months after the grant date, except as otherwise provided in Section III of this Article Two and (ii) no such option shall have a term in excess of ten (10) years from the grant date.

               b. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

               3. Termination of Service.

               a. Should an Optionee cease to continue in Service for any reason (other than termination set forth in subparagraph c. below) while the holder of one or more outstanding Non-Statutory Options, then such Non-Statutory Options shall not be exercisable at any time after the earlier of (i) the specified expiration date of the option term or (ii) the expiration of the limited period of time (not to exceed twelve (12) months after the Optionee's cessation of Service) specified by the Committee in the option agreement. Should an Optionee cease to continue in Service for any reason other than Disability while the holder of one or more outstanding Incentive Options under this Plan, then such Incentive Options shall not be exercisable at any time after the earlier of (i) the specified expiration date of the option term or (ii) the expiration of the limited period of time (not to exceed ninety (90) days after the Optionee's cessation of Service) specified by the Committee in the option agreement. Each such option shall, during the applicable period following cessation of Service, be exercisable only to the extent of the number of shares (if any) in which the Optionee is vested on the date of such cessation of Service.

               b. Any Non-Statutory Option or Incentive Option granted to an Optionee under this Plan and outstanding in whole or in part on the date of the Optionee's death may be subsequently exercised but only to the extent of the number of shares (if any) in which the Optionee is vested on the date of his/her cessation of Service (less any shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur prior to the earlier of (i) the expiration date of the option term or (ii) the expiration of the limited period of time (not to exceed twelve (12) months following the Optionee's cessation of Service) specified by the Committee in the option agreement.

               c. If the Optionee's Service is terminated for any of the following reasons, then all outstanding options granted the Optionee under this Plan shall immediately terminate and cease to be exercisable immediately upon such termination of Service:

                  (1) Optionee's intentional misconduct or continuing gross neglect of duties which materially and adversely affects the business and operations of the Company or any Parent or Subsidiary employing Optionee;

                  (2) Optionee's unauthorized use or disclosure (or attempt thereat) of confidential information or trade secrets of the Company or any Parent or Subsidiary; or

                  (3) Optionee's commission of an act involving embezzlement, theft, fraud, falsification of records, destruction of property or commission of a crime or other offense involving money or other property of the Company or any Parent or Subsidiary employing Optionee.

The reasons for termination of Optionee's Service set forth in this subparagraph
c. are not intended to be, and are not inclusive of, all acts or omissions which the Company may deem to constitute misconduct or other grounds for terminating the Optionee's (or any other individual's) Service.

               d. The Committee shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to establish as a provision applicable to the exercise of one or more options granted under this Plan that during the limited period of exercisability following cessation of Service, the option may be exercised not only with respect to the number of shares in which the Optionee is vested at the time of such cessation of Service but also with respect to one or more subsequent installments of purchasable shares in which the Optionee would otherwise have vested had the Optionee continued in Service. In addition, the Committee shall have similar discretion to extend the period of time during which the option is to remain exercisable following the Optionee's cessation of Service, but in no event shall such period extend beyond the specified expiration date of the option term.

           4. Shareholder Rights. An option holder shall have none of the rights of a shareholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and satisfied all other conditions precedent to the issuance of certificates for the purchased shares.

II.     STOCK APPRECIATION RIGHTS

        A. Each Section 16(b) Insider shall have a limited stock appreciation right ("Limited Right") in tandem with each option grant (whether an Incentive Option or a Non-Statutory Option) made to such individual under this Plan. The Limited Right shall entitle the Section 16(b) Insider to surrender the underlying option in connection with a Change in Control (as defined below) for an appreciation distribution from the Company in an amount equal to the excess of (i) the Change in Control Price (as defined below) of the number of shares in which the Section 16(b) Insider is at the time vested under the surrendered option over (ii) the aggregate option price payable for such vested shares.

        B. The terms and conditions applicable to each such Limited Right shall be as follows:

           1. The option may only be surrendered during the thirty (30) day period following the Change in Control. However, the Section 16(b) Insider may not surrender any option which (a) has not been outstanding for at least six (6) months prior to the surrender date and (b) is not at the time exercisable for any vested shares.

           2. For purposes of calculating the appreciation distribution payable by the Company on each surrendered option, the Change in Control Price per share of the vested Common Stock subject to the surrendered option shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the option surrender date or (b) the highest reported price per share paid in effecting the Change in Control. However, if the option is an Incentive Option, then the Change in Control Price of the vested shares subject to the surrendered option shall not exceed the value per share determined under clause (a) above.

           3. The appreciation distribution shall be made entirely in cash, and neither the approval of the Committee nor the consent of the Board shall be required in connection with such surrender and distribution. The shares of Common Stock subject to each surrendered option shall not be available for subsequent issuance under this Plan.

           4. A "Change in Control" shall be deemed to occur in the event any of the following transactions is effected:

              (i) the acquisition by a person or group of related persons, other than the Company or any person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing thirty percent (30%) or more of the combined voting power of the

        Company's then outstanding securities pursuant to a transaction or series of related transactions which the Board does not approve; or

              (ii) the first date within any period of twelve (12) consecutive months or less on which there is effected any change in the composition of the Board such that the majority of the Board (determined by rounding up to the next whole number) ceases to be comprised of individuals who either (A) have been members of the Board continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

III.    CORPORATE TRANSACTION/CHANGE IN CONTROL

        A. Upon the occurrence of any of the following transactions (a "Corporate Transaction") to which the Company is a party and for which the approval of the Company's shareholders is obtained:

               (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation, or

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any entity other than a parent or subsidiary of the Company, or

               (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, the exercisability of each option outstanding under this Plan (whether or not such option has been outstanding for a period of six (6) months) shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, the instrument evidencing an option grant under this Plan may provide that such option shall not be so accelerated if and to the extent:
(i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof; or (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the Corporate Transaction; or (iii) the acceleration of such option is subject to other applicable limitations imposed by the Committee at the time of grant. The determination of comparability under clause (i) or (ii) above shall be made by the Committee, and its determination shall be final, binding and conclusive. The Committee shall have the discretion, exercisable either in advance of any actually-anticipated Corporate Transaction or at the time of an actual Corporate Transaction, to provide (upon such terms and conditions as it may deem appropriate) for either the automatic acceleration of one or more assumed or replaced options which are not otherwise to be accelerated in connection with the Corporate Transaction or the automatic vesting of any cash incentive programs implemented in replacement of such options, in the event the Optionee's employment should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

        B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

        C. Upon the occurrence of any Change of Control (as defined in Section
II.4. above), the exercisability of each option outstanding under this Plan (whether or not such option has been outstanding for a period of six (6) months) shall be automatically accelerated so that each such option shall become exercisable, immediately prior to such Change in Control, for the full number of shares purchasable under such option and may be exercised for all or any portion of such shares at any time thereafter until the expiration or sooner termination of the option term. However, an outstanding option under this Plan shall not be so accelerated if and to the extent one or more limitations imposed by the Committee at the time of grant preclude such acceleration upon a Change in Control. The Committee shall have the discretion, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide (upon such terms and conditions as it may deem appropriate) for the automatic acceleration of one or more outstanding options which are not otherwise to be accelerated upon a Change in Control, in the event the Optionee's employment should subsequently terminate within a designated period following the effective date of such Change in Control.

        D. In the event a particular transaction qualifies as both a Corporate Transaction and a Change in Control, the provisions of Section III.A. shall be controlling.

        E. The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.     INCENTIVE OPTIONS

        A. The terms and conditions specified below shall be applicable to all Incentive Options granted under this Plan. Options which are specifically designated as Non-Statutory Options when issued under this Plan shall not be subject to such terms and conditions.

               1. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

               2. Term. The term of an Incentive Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the option agreement.

               3. 10% Stockholder. If any individual to whom an Incentive Option is to be granted pursuant to the provisions of this Plan is on the grant date the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or any one of its Parent or Subsidiaries (such person to be herein referred to as a 10% Stockholder), then (i) the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date and (ii) the maximum term of the option shall not exceed five (5) years from the grant date.

               4. Dollar Limitation. The aggregate fair market value (determined on the basis of the Fair Market Value in effect on the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as Incentive Stock Options shall be applied on the basis of the order in which such options are granted.

        B. Except as modified by the preceding provisions of this Incentive Options section, all the provisions of this Plan shall be applicable to the Incentive Options granted hereunder.

V.      CANCELLATION AND RE-GRANT OF OPTIONS

        A. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under this Plan and to grant in substitution therefor new options under this Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than (i) eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the new grant date, or (ii) one hundred percent (100%) of such Fair Market Value if the new option is to be an Incentive Option, or (iii) one hundred and ten percent (110%) of such Fair Market Value if the new option is to be an Incentive Option subject to the provisions of Section IV.A.3.

VI.     LOANS OR GUARANTEE OF LOANS

        A. The Committee may assist any Employee (including any officer or director) in the exercise of one or more outstanding options under this Plan by
(a) authorizing the extension of a loan to such Employee from the Company, (b) permitting the Employee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the Employee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral, but the maximum credit available to the Optionee shall not exceed the sum of (i) the aggregate option price of the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the Employee in connection with the exercise of the option.


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

                                  ARTICLE THREE

                                  MISCELLANEOUS

I.      TAX WITHHOLDING

        A. The Company's obligation to deliver shares or cash upon the exercise or surrender of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction by the recipient of all applicable Federal, State and local income and employment tax withholding requirements.

        B. The Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 or any successor rule or regulation) provide any or all holders of outstanding option grants under the Plan with the election to have the Company withhold, from the shares of Common Stock purchased or issued pursuant to such options, a portion of those shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of five percent (5%) specified by the Optionee) of the Federal and State income taxes ("Taxes") incurred in connection with their acquisition. In lieu of such direct withholding, one or more Optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

II.     AMENDMENT OF THE PLAN

        A. Except to the extent otherwise provided in this Article Three, the Board shall have the complete and exclusive authority to amend or modify the Plan at any time. However, without the consent of the shareholders, the Board may not make any other change with respect to which the Board determines that shareholder approval is required by applicable law or regulatory standards.

III.    EFFECTIVE DATE AND TERM OF PLAN

        A. The Plan shall become effective upon approval by the Company's shareholders at the 2000 Annual Meeting. The Committee may grant stock options under the Plan at any time prior to the date fixed herein for termination of the Plan.

        B. The Plan shall in all events terminate upon the earlier of (i) the tenth (10th) anniversary of the date of its adoption by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or surrender of stock options and/or stock appreciation rights under the Plan, (iii) the effective date designated by the Board for the termination of the Plan. If the date of termination is determined under clause (i) above, then any stock options and stock appreciation rights at the time outstanding under the Plan shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.


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

IV.     MISCELLANEOUS PROVISIONS

        A. Any cash proceeds received by the Company from the issuance of shares hereunder shall be used for general corporate purposes.

        B. The implementation of the Plan, the granting of any stock option, and the issuance of Common Stock hereunder, shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, and the stock options granted under it and the Common Stock issued pursuant to it.

        C. Neither the action of the Company in establishing the Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of the Plan itself shall be construed so as to grant any individual the right to remain in the employ or service of the Company or any of its parent or subsidiary corporations for any period of specific duration, and the Company (or any parent or subsidiary retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

        D. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including (without limitation) the right of the Company (a) to grant options for proper corporate purposes otherwise than under this Plan to any Employee or other person, firm or company or association or (b) to grant options to, or assume the option of, any person in connection with the acquisition (by purchase, lease, merger, consolidation or otherwise) of the business and assets (in whole or in part) of any person, firm, company or association.

        E. This Plan and any grants of any awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of California and applicable federal law.


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